EXHIBIT 17(e)
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                                POWER OF ATTORNEY


STATE OF:         TEXAS
COUNTY OF:        BEXAR

        Know all men by these presents that the undersigned Treasurer of USAA MUTUAL FUND, INC., a Maryland corporation, (the "Company"), constitutes and appoints David G. Peebles, Michael D. Wagner, and Mark S. Howard, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities to sign registration statements in his capacity as the Treasurer of the Company on any form or forms filed under the Securities Act of 1933 and the Investment Company Act of 1940 and any and all amendments thereto, with all
exhibits,   instruments,   and  other  documents  necessary  or  appropriate  in
connection therewith and to file them with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.


/s/ David M. Holmes                                  9/27/01
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David M. Holmes                                      Date
Treasurer


On this 27 day of September, 2001, before me, Patricia M. McClain, the undersigned Notary Public, personally appeared David M. Holmes, known to me to be the person whose name is subscribed to the above Power of Attorney, and acknowledged that he executed it.

WITNESS my hand and official seal.

My Commission Expires:                                /s/ Patricia M. McClain
                                                     ------------------------
8-17-2003                                            Notary Public
---------------------------------                    State of Texas

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   PATRICIA M. McCLAIN
   MY COMMISSION EXPIRES
     August 17, 2003
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